SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 22, 2001


                               SPACIAL CORPORATION
             (Exact name of registrant as specified in its charter)




         Delaware                   000-26645              11-2602030
(State or other jurisdiction       (Commission           (IRS Employer
     of incorporation)             File Number)       Identification Number)



        Brown Place and East 132nd Street
                 Bronx, New York                              10454
     (Address of principal executive offices)               (Zip Code)



                                 (718) 292-1920
              (Registrant's telephone number, including area code)

Item 1.  Changes In Control of Registrant.

     Effective June 22, 2001 (the "Closing Date"), Spacial Corporation (the "Company") entered into and closed a share exchange (the "Exchange") pursuant to a Share Exchange Agreement (the "Exchange Agreement"), among the Company, Waste Recovery Technology Corporation, a Delaware corporation ("WRT"), and the 10 stockholders of WRT (the "WRT Stockholders") wherein the Company issued 13,160,000 shares of common stock, par value $.001 per share (the "Common Stock") to the WRT Stockholders in exchange for all of the issued and outstanding of capital stock of WRT.

     As a result of the Exchange, the WRT Stockholders hold approximately 91% of the Company's Common Stock and now control the Company. Pursuant to the Exchange Agreement, James J. Solano, Sr. was appointed as a member of the board of directors on the Closing Date. James A. Prestiano, the sole director on the Closing Date remained as the Company's other director. In addition, effective July 9, 2001 (the "Board Change Date"), the end of the waiting period under Securities & Exchange Commission Rule 14f-1 relating to the distribution of an Information Statement concerning the Exchange, James A. Prestiano resigned as a director, and Joseph R. MacDonald and Norman A. Ponder, were appointed as new directors of the Company. New officers were appointed as of the Closing Date, however, the appointment of Mr. MacDonald and Mr. Ponder as directors did not take effect until the Board Change Date.

     The details of this transaction, including all information required by Item 1 of this Current Report on Form 8-K (the "Report"), are set forth in "Item 2. Acquisition or Disposition of Assets" below, the contents of which are incorporated by reference herein.

Item 2.  Acquisition or Disposition of Assets.

     The information below is a summary description of the Exchange and is qualified in its entirety by reference to the Exchange Agreement and related documents that the Company filed as exhibits to this Report, and which are available upon written request to the Company. The terms of the Exchange and date of determination of the value and amount of consideration received by the WRT Stockholders in the exchange were determined in good faith by the Company's management prior to transaction, and in arms' length negotiations.

     Effective at the Closing Date of the Exchange, James J. Solano, Sr. was appointed to serve as a Director with Mr. Prestiano. In addition, Mr. Prestiano resigned from all officer positions, and new officers took office as of the Closing Date. The appointment of the two additional directors will take effect on the Board Change Date. Under the terms of the Exchange Agreement, the following transactions took place on the Closing Date, with the exception of the change in the Board.

     o 13,160,000 shares of Common Stock were issued to the 10 WRT Stockholders in exchange for all of the outstanding common stock, no par value, of WRT (the "WRT Stock").


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

     o After the Closing Date and as of the date of the filing of this Report, the Company has issued and outstanding 14,450,000 shares of Common Stock.

     o James A. Prestiano, the Company's sole board member and executive officer, resigned from all positions as an officer of the Company at the Closing Date, but remained a board member only until the Board Change Date.

     o Mr. Prestiano returned for cancellation an aggregate of 1,200,000 shares of Common Stock owned by him in exchange for a warrant to purchase 150,000 shares of Common Stock (the "Prestiano Warrant Shares") at an exercise price of $.50 per share, leaving Mr. Prestiano with direct ownership of 800,000 shares of Common Stock, in addition to the warrants to acquire the Prestiano Warrant Shares.

     o James J. Solano, Sr. was appointed as a board member to serve with Mr. Prestiano at the Closing Date. Joseph R. MacDonald and Norman A. Ponder were appointed as additional board members and Mr. Prestiano resigned effective as of the Board Change Date, leaving Messrs. Solano, MacDonald and Ponder as the Company's entire board.

     o    As of the Closing Date, the sole officers of the Company, were James
          J. Solano, Sr., President, Chairman and Chief Executive Officer, Norman A. Ponder, Vice President, and Joseph R. MacDonald, Executive Vice President, and Chief Operating Officer.

     o An aggregate of 1,000,000 shares (the "Escrow Shares") of Common Stock that were issued to the Trust Under Agreement Dated 6/30/89 (the "Trust") (848,536 shares) and to Mr. Solano (151,464 shares) under the Exchange were deposited into escrow (the "Escrow") pending a contemplated completion or termination of financing. Upon completion of such financing, if any, up to all of such Escrow Shares will be returned for cancellation to the Company. If and to the extent that such financing does not occur, the Escrow Shares will be returned proportionately to the Trust and Mr. Solano.

     o All shares owned by Messrs. Solano, Ponder, Prestiano and the Trust, including the Prestiano Warrant Shares, are subject to a one-year lockup agreement (the "Lock-Up Agreement"), prohibiting the transfer all shares owned by them at the Closing Date for six months after the Closing Date, and prohibiting the transfer of 50% of their shares for a period of six months thereafter. In addition, terms of the Lock-Up Agreement provide that in the event so required as a condition to an underwritten public financing, said parties will extend their lockup provisions as and if required by an underwriter.

     o The Company has consented to a limited release of the 8 initial investors in the Company's private offering which closed in early 1999, from their lock-up agreements. These 8 investors, who acquired an aggregate of 170,000 shares of Common Stock in such financing, had originally agreed to restrict the resale of their Common Stock for one year after the close of any merger or similar transaction with the Company. These 8 private placement investors, will be restricted from selling one-half of their shares of Common Stock for a period of 6 months after the Closing Date.

     o As of the Closing Date, and the date of the filing of this Report, Messrs. Solano, Ponder, MacDonald and the Trust owned 1,785,000 (12.4%), 1,000,000 (6.9%),100,000 (under 1%) and 10,000,000 (69.2%)
          shares of Common Stock, respectively (including Shares held in Escrow) and have control of the Company. The remaining 6 WRT Stockholders own a total of 275,000 shares constituting 1.9% of the Common Stock outstanding.

Business Summary of WRT

     WRT is a non-hazardous solid waste remediation and recycling company which currently primarily remediates solid waste in the construction and demolition industry ("C & D"). WRT is currently leasing its executive offices and storage facilities at Brown Place and East 132nd Street, Bronx, New York 10454. It was organized as a Delaware corporation in September 1998 and commenced operations in March 1999. WRT is currently leasing its executive offices and storage facilities at Brown Place and East l32nd Street, Bronx, New York 10454.

     WRT is a provider of the following niche services in the waste transportation and management industry:

     o    Environmental engineering services.
     o Sale, lease and repair of new and used equipment in the waste and construction industry.
     o    Construction and Demolition Services.
     o    Site remediation services.

     The sale of new and used equipment along with repairs is generally handled internally. Engineering services provided by WRT are usually handled internally and are sometimes outsourced.

     The Company intends to continue operation of WRT's business. Subject to Delaware Law, the Company intends to change its name or otherwise transact business under the name "Alliance Environmental Technologies, Inc."

Item 7.  Financial Statements and Exhibits.

     (a) Financial Statements of Business Acquired.

     In accordance with Item 7(a)(4) of Form 8-K, the Company will file the financial statements of the business acquired as required by Item 7(a)(1) within sixty days after the filing of this Report.

     (b) Pro Forma Financial Information.

     In accordance with Item 7(b)(2) of Form 8-K, the Company will file the pro-forma financial information required by Item 7(b) within sixty days after the filing of this Report.


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

     (c) Exhibits.

     Listed below are all exhibits to this Current Report on Form 8-K.

Exhibit
Number        Description
------        -----------

   4.1 Warrant certificate, evidencing warrants to purchase 150,000 shares of the Common Stock of Spacial Corporation, registered in the name of James A. Prestiano.
   10.1 Share Exchange Agreement, dated as of June 22, 2001, among Spacial Corporation, Waste Recovery Technology Corporation and the stockholders of Waste Recovery Technology Corporation.
   10.2 Stock Escrow Agreement, dated as of June 22, 2001, among Spacial Corporation, James J. Solano, Sr. and The Trust Under Agreement dated 6/30/89, and Snow Becker Krauss P.C., as Escrow Agent.
   10.3 Lock-Up Agreement, dated as of June 22, 2001, by and among Spacial Corporation, James A. Prestiano, James J. Solano, Sr., The Trust Under Agreement Dated 6/30/89, and Norman A. Ponder.
   10.4 Registration Rights Agreement, dated as of June 22, 2001, between the Spacial Corporation and James A. Prestiano.

Item 8.  Change in Fiscal Year.

     As of the Closing Date, the Company has determined to change the end of its fiscal year from December 31 to September 30 for financial accounting purposes. The company will file a report covering the transition period on a Quarterly Report on Form 10-QSB, for the Period Ended June 30, 2001.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: July 9, 2001

                                       SPACIAL CORPORATION.



                                       By: /s/ Norman A. Ponder
                                           --------------------------------
                                           Norman A. Ponder, Vice President


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                                  EXHIBIT INDEX

Exhibit
Number        Description
------        -----------

   4.1 Warrant certificate, evidencing warrants to purchase 150,000 shares of the Common Stock of Spacial Corporation, registered in the name of James A. Prestiano.
   10.1 Share Exchange Agreement, dated as of June 22, 2001, among Spacial Corporation, Waste Recovery Technology Corporation and the stockholders of Waste Recovery Technology Corporation.
   10.2 Stock Escrow Agreement, dated as of June 22, 2001, among Spacial Corporation, James J. Solano, Sr. and The Trust Under Agreement dated 6/30/89, and Snow Becker Krauss P.C., as Escrow Agent.
   10.3 Lock-Up Agreement, dated as of June 22, 2001, by and among Spacial Corporation, James A. Prestiano, James J. Solano, Sr., The Trust Under Agreement Dated 6/30/89, and Norman A. Ponder.
   10.4 Registration Rights Agreement, dated as of June 22, 2001, between the Spacial Corporation and James A. Prestiano.


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